Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-64102

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED SEPTEMBER 24, 2001



                              E*TRADE GROUP, INC.

           $325,000,000 6.75% Convertible Subordinated Notes Due 2008
                                      and
          Shares of Common Stock Issuable Upon Conversion of the Notes


     The information contained in the table appearing under the heading "Selling Securityholders" on pages 40-42 of the prospectus with respect to the selling securityholders named below is hereby amended as follows:

                                                                                               Number of   Number of
                                                          Principal                            Shares of   Shares of  Percentage
                                              Principal    Amount    Percentage   Number of     Common      Common     of Common
                                 Principal    Amount of   of Notes    of Notes    Shares of      Stock      Stock        Stock
                                 Amount of      Notes      Owned       Owned       Common      Registered   Owned        Owned
                                   Notes      Registered   After       After        Stock       for Sale    After        After
                                Beneficially   for Sale   Offering    Offering   Beneficially    Hereby    Offering    Offering
Name of Selling Securityholder     Owned        Hereby      (1)         (1)        Owned(2)      (1)(2)     (1)(2)     (1)(2)(3)
------------------------------  ------------  ----------  ---------  ----------  ------------  ----------  ---------  ----------
J.P. Morgan Securities Inc.      8,890,000    8,890,000         --       *         813,730       813,730      --          *
Other holders of notes or
future transferees, pledgees,
donees or successors of any
holders(4)                       9,355,000    9,355,000         --       *         856,293       856,293      --          *


     Investing in our notes and common stock involves risks. See "Risk Factors" included in the prospectus beginning on page 4 of the prospectus.

                        -------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        -------------------------------


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           The date of this prospectus supplement is October 19, 2001